UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2025
______________________
Origin Materials, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	001-39378	87-1388928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 Riverside Parkway, Suite 10 West Sacramento, CA	95605
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +1 (916) 231-9329
N/A
(Former Name or Former Address, if Changed Since Last Report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ORGN	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ORGNW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2025, Origin Materials, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional purchaser, providing for the issuance in tranches of senior secured convertible notes (the “Notes”) with a principal face amount of up to $100.0 million and a 10% original issue discount. The Notes bear no interest rate (except upon event of default) and, unless earlier converted or redeemed, will mature on the date that is the 30-month anniversary of the last day of the month in which the closing with respect to the applicable Notes occurs.
The Notes will be convertible, at any time at the holder’s option, into shares of the Company’s common stock, par value $0.0001 per share, at an initial conversion price per share of $0.62616 (the “Conversion Shares”), which conversion price is subject to adjustment pursuant to the terms of the Notes. The conversion price is subject to customary adjustments upon any stock dividend, stock split, stock combination, reclassification, recapitalization, or similar transaction that proportionately decreases or increases the price of our common stock.
The Company expects the initial closing under the Purchase Agreement to occur on or about November 17, 2025, subject to the satisfaction of customary closing conditions. At the initial closing, the Company will issue $16.7 million in aggregate principal amount of Notes and will receive $15.0 million (after deducting the original issue discount). The Company has agreed to seek stockholder approval to permit the issuance of Conversion Shares in excess of 19.99% of its outstanding common stock as of the date of Purchase Agreement. After the Company receives such approval, the Company may consummate additional closings of up to $83.3 million in tranches of up to $25.0 million in aggregate principal amount of Notes not to exceed $50.0 million in total Notes issued during any 12-month period, subject to the prior satisfaction of certain conditions.
Commencing on December 1, 2025, and on the first trading day of the month for each month thereafter, and on the maturity date (each such date is referred to herein as an “Installment Date”), unless deferred as described below, the Company is required to make monthly amortization payments (referred to herein as the “Installment Amount”) which, at the Company’s option, may be satisfied in cash or, subject to the satisfaction of certain equity conditions set forth in the Notes, by permitting the holder to convert the monthly amortization payment into shares of common stock over the course of the applicable month. Such installment conversions shall be satisfied in common stock at a conversion price equal to the lower of (but no lower than the floor price which is initially $0.10152 (subject to adjustment for stock splits, stock dividends or stock combinations)) (i) the conversion price then in effect and (ii) 92% of the lowest volume weighted average price during the seven consecutive trading days prior to the applicable date of conversion. Upon conversion, the Company will deliver shares of common stock. The Installment Amount equals (i) $3.0 million if paid in cash or (ii) if satisfied with shares of common stock, an amount equal to the greater of (x) $2.0 million and (y) 20% of the aggregate daily traded volume of the common stock on The Nasdaq Capital Market (“Nasdaq”) over the course of the applicable month.
The Notes include standard customary events of default, including, without limitation (and, where applicable, subject to any cure periods set forth in the Notes):
•suspension of trading of the Company’s common stock on Nasdaq;
•the Company’s failure to timely convert the Notes;
•the Company’s failure to maintain the required share reserve for the Notes;
•any payment default under the Notes or other related transaction documents;
•any default, redemption or acceleration of $4.0 million or more of the Company’s indebtedness or of any of its subsidiaries;
•the Company’s bankruptcy, insolvency or liquidation (whether voluntary or involuntary);
•any final judgement for the payment of money aggregating in excess of $2.0 million are rendered against the Company and/or any of its subsidiaries (not subject to appeal, indemnity or insurance);
•breaches of representations, warranties and covenants in the Notes or any other transaction documents;
•failure to maintain at least $20.0 million in unrestricted cash subject to control agreements in favor of the holder;

•if Matt Plavan resigns, becomes unable to perform, or ceases to serve in his current position as chief financial officer and an acceptable replacement is not appointed within 30 days thereafter, or John Bissell resigns, becomes unable to perform, or ceases to be employed in his current positions as chief executive officer, and an acceptable replacement is not appointed within 30 days thereafter; or
•any security documents, fail or cease to create a separate valid and perfected lien on the collateral.
If an event of default occurs and is continuing, the Note shall become due and payable, at the holder’s election, in cash at an amount representing 110% of all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, and any other amounts due under the Notes, without the requirement for any notice or demand or other action by the holder or any other person or entity. Upon the occurrence and continuation of an event of default, default interest shall accrue at an annual rate of 12%.
Pursuant to the Purchase Agreement, the Notes and the Conversion Shares will be issued in a registered direct offering pursuant to a prospectus supplement to the Company’s currently effective registration statement on Form S-3 (File No. 333-289615), which was initially filed with the U.S. Securities and Exchange Commission on August 14, 2025, and was declared effective on August 26, 2025. The Purchase Agreement contains customary representations, warranties and agreements of the Company and the purchaser and customary indemnification rights and obligations of the parties thereto.
In connection with the Purchase Agreement, the Company entered into a security agreement, dated as of November 17, 2025, with the purchaser (the “Security Agreement”), pursuant to which the Company granted to the purchaser a first-priority security interest in substantially all of the Company’s personal property assets, subject to customary permitted liens and excluded assets, as set forth in the Security Agreement.
The foregoing description of the Notes, the Purchase Agreement and the Security Agreement are qualified in their entirety by reference to the full text of the form of Note, the Purchase Agreement and the Security Agreement, which are attached as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein in their entirety by reference.
The Company is filing the opinion of its counsel, Cooley LLP, relating to the legality of the issuance and sale of the Notes and the Conversion Shares as Exhibit 5.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Form of Senior Secured Convertible Note.

5.1	Legal Opinion of Cooley LLP.

10.1+	Securities Purchase Agreement, dated November 13, 2025, by and among the Company and the purchaser.

10.2+	Security Agreement, dated November 17, 2025, by and among the Company and the purchaser.

23.1	Consent of Cooley LLP (included within the opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File, formatted in Inline XBRL (embedded within the Inline XBRL document).

+ Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGIN MATERIALS, INC.

Dated: November 17, 2025

	By:	/s/ Matt Plavan
Matt Plavan
Chief Financial Officer and Chief Operating Officer